For the fiscal period ended 10/31/00.
File number 811-07811
Prudential U.S. Emerging Growth Fund, Inc.

                        SUB-ITEM 77 O

                          EXHIBITS

        Transactions Effected Pursuant to Rule 10f-3

Ia.

1.   Name of Issuer
          Omnivision Technologies, Inc.

2.   Date of Purchase
          7/14/2000

3.   Number of Securities Purchased
          800

4.   Dollar Amount of Purchase
          $10,400

5.   Price Per Unit
          $13.00

6.   Name(s) of Underwriter or Dealer(s)
          From whom purchased:
          Robert Stephens & Co.

7.   Other Members of the Underwriting
Syndicate

          FleetBoston Robertson Stephens Inc.
          Prudential Securities
          Needham & Company, Inc.










Ib.

1.   Name of Issuer
          Lattice Semiconductor

2.   Date of Purchase
          7/31/2000

3.   Number of Securities Purchased
          31,097

4.   Dollar Amount of Purchase
          $1,706,613

5.   Price Per Unit
          $54.88

6.   Name(s) of Underwriter or Dealer(s)
          From whom purchased:
          MS Dean Witter

7.   Other Members of the Underwriting
Syndicate

          Goldman, Sachs & Co.
          Morgan Stanley & Co. Incorporated
          Prudential Securities



















Ic.

1.   Name of Issuer
          Wilson Greatbatch Technologies

2.   Date of Purchase
          9/28/2000

3.   Number of Securities Purchased
          53,900

4.   Dollar Amount of Purchase
          $862,400

5.   Price Per Unit
          $16.00

6.   Name(s) of Underwriter or Dealer(s)
          From whom purchased:
          Merrill Lynch

7.   Other Members of the Underwriting
Syndicate

          Donaldson, Lufkin & Jenrette
Securities
          Merrill Lynch, Pierce, Fenner &
Smith
          Banc of America Securities
          U.S. Bancorp Piper Jaffray Inc.
          DLJdirect Inc.
          Bear, Stearns & Co. Inc.
          CIBC World Markets Corp.
          Chase Securities Inc.
          Credit Suisse First Boston
Corporation
          Deutsche Bank Securities Inc.
          A.G. Edwards & Sons, Inc.
          First Union Securities, Inc.
          Goldman, Sachs & Co.
          HSBC Securities (USA) Inc.
          Morgan Stanley & Co.
          PaineWebber Incorporated
          Prudential Securities
          Salomon Smith Barney Inc.
          Thomas Weisel Partners LLC
          Robert W. Baird & Co.
          George K. Baum & Company
          Burnham Securities Inc.
          Crowell, Weedon & Co.
          Fahnestock & Co. Inc.
          Gerard Klauer Mattison & Co., Inc.
          Gtuntal & Co., LLC
          Janney Montgomery Scott LLC
          Johnston, Lemon & Co.
          C.L. King & Associates, Inc.
          Ladenburg Thalmann & Co. Inc.
          McDonald Investments Inc.
          Needham & Company, Inc.
          Parker/Hunter Incorporated
          Pennsylvania Merchant Group
          Ragen MacKenzie Incorporated
          Raymond James & Associates, Inc.
          The Robinson-Humphrey Company, LLC
          Sanders Morris Harris
          Sands Brothers & Co., Ltd.
          Stephens Inc.
          Sutro & Co.
          Tucker Anthony Incorporated
          C.E. Unterberg, Towbin
          Wachovia Securities, Inc.
          The Williams Capital Group, L.P.






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